UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2003

RIBAPHARM INC.

(Exact name of registrant as specified in charter)

Delaware	1-31294	95-4805655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Hyland Avenue, Costa Mesa, CA 92626

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 427-6236

Item 5.	Other Events and Required FD Disclosure

Adoption of Stockholder Rights Plan

On June 20, 2003, the Board of Directors of Ribapharm Inc. (the “Company”) declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share (the “Common Shares”), of the Company. The dividend is effective as of July 3, 2003 (the “Record Date”) with respect to the stockholders of record as of the close of business on that date. The Rights will also attach to new Common Shares issued after the Record Date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of the Company at a price of $55 per one one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment. Each Preferred Share is designed to be the economic equivalent of 100 Common Shares. The description and terms of the Rights are set forth in a Rights Agreement, dated as of June 20, 2003 (the “Rights Agreement”), by and between the Company and Continental Stock Transfer & Trust Company.

Initially, the Rights will be evidenced by the stock certificates representing Common Shares then outstanding, and no separate Right Certificates (as defined below) will be distributed. Until the earlier to occur of (i) a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person” (as such term is defined in the Rights Agreement) or (ii) 10 business days (or such later date as the Board of Directors may determine) following the commencement of a tender offer or exchange offer which would result in the beneficial ownership by an Acquiring Person of 89.9% or more of the outstanding Common Shares (or, with respect to any such tender offer or exchange offer pending on the date of the Rights Agreement, 15 business days after the date of the Rights Agreement) (the earlier of (i) or (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate. In general, an “Acquiring Person” is (i) a person, the affiliates or associates of such person, or a group, which has acquired beneficial ownership of 89.9% or more of the outstanding Common Shares; or (ii) any stockholder of the Company who signs a written consent of stockholders which removes a majority of the Board of Directors without 35 days advance notice to the Company.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights) the surrender or transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on June 20, 2013 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable or payable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution. The number of outstanding Rights and the number of one one-hundredth of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares, or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share. The Preferred Shares would rank junior to any other class or series of the Company’s preferred stock except to the extent that any such other class or series specifically provides that it shall rank on parity with or junior to the Preferred Shares.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right. This right will commence on the date of public announcement that a person or group has become an Acquiring Person (or the effective date of a registration statement relating to distribution of the Rights, if later) and terminate 60 days later (subject to adjustment in the event exercise of the Rights is enjoined).

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its affiliates or associates or certain other persons in which such persons have an interest, proper provision will be made so that each such holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time prior to the earlier of (i) the time at which any person or group becomes an Acquiring Person or (ii) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). In general, the redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

At any time after any person or group becomes an Acquiring Person and provided no Board Removal Event (as such term is defined in the Rights Agreement) has occurred, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, for Common Shares at an exchange ratio of one Common Share, or, under circumstances set forth in the Rights Agreement, for cash, property or other securities of the Company, including fractions of a Preferred Share (or of a share of a class or series of the Company’s preferred stock having equivalent designations and the powers, preferences and rights, and the qualifications, limitations and restrictions), per Right (with value equal to such Common Shares).

This summary description of the Rights is not intended to be complete and is qualified in its entirety by reference to the Rights Agreement, which is attached hereto as an exhibit.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

4.2	Rights Agreement, dated as of June 20, 2003, by and between Ribapharm Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIBAPHARM INC.

Date: June 23, 2003	By:	/s/ DANIEL J. PARACKA
Daniel J. Paracka
Chairman of the Board

EXHIBIT INDEX

4.2	Rights Agreement, dated as of June 20, 2003, by and between Ribapharm Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.